EXHIBIT 10.1

FORBEARANCE AND SETTLEMENT AGREEMENT

THIS FORBEARANCE AND SETTLEMENT AGREEMENT (this “Agreement”), dated and effective as of September 16, 2024, is entered into by and between Cyber App Solutions, Corp., a Nevada corporation (the “Company”), Kips Bay Select LP, a Delaware limited partnership (“Kips Bay” and a “Holder”), and Cyber One, Ltd, a Cayman Islands limited company (“Cyber One”, a “Holder”, and together with Kips Bay, the “Holders”). The Company and the Holders are together referred to herein as the “Parties,” or each of them individually as a “Party”. Capitalized terms in this Agreement shall have the meanings given to them in the Purchase Agreement (as defined below), unless otherwise defined herein.

WHEREAS, the Parties entered into and executed that certain Securities Purchase Agreement dated as of November 21, 2023 (the “Purchase Agreement”), pursuant to which the Company issued to each Holder a convertible promissory note dated November 21, 2023 in the original principal amount of $8,000,000.00 (each, a “Note” and together, the “Notes”) and (ii) a warrant to purchase common stock dated November 21, 2023 (each a “Warrant” and together, the “Warrants”);

WHEREAS, the Parties acknowledge and agree that certain defaults and Events of Default under each Note began occurring at least by December 21, 2023 (the “Default Date”) and are continuing as of the date hereof;

WHEREAS, the Parties acknowledge that the aggregate amount owing in respect of the Notes as of the date hereof is approximately $21,724,318;

WHEREAS, the Parties have now come to a resolution whereby, as more fully described below, in exchange for a forbearance by the Holders of certain rights and remedies under the Notes and Purchase Agreement the Company shall issue to each Holder an amount of shares of its common stock, par value per share $0.001 (the “Common Stock”) and make to each Holder certain payments, as set forth herein, which if issued and paid in accordance with the terms hereof shall result in a full and final settlement of the amounts owing under the Notes and Purchase Agreement to the Holders; and

WHEREAS, the Company deems it to be in its best interests and the best interests of the shareholders of the Company to enter into this Agreement with the Holders pursuant to the terms and conditions herein contained.

NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES, ACTS, RELEASES AND OTHER GOOD AND VALUABLE CONSIDERATION HEREINAFTER RECITED, THE SUFFICIENCY AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1.
Forbearances; Covenants and Conditions; Additional Related Provisions.

(a)
Forbearance; Covenants and Conditions. Each Holder, pursuant to the terms hereof, agrees to temporarily forbear from exercising its rights against the Company with respect to the defaults and Events of Default which currently exist under and pursuant to the Purchase Agreement and the Notes until such date as the Company shall have failed to comply with the following covenants and conditions (the “Term”). In consideration for the foregoing forbearance, the Company hereby agrees as follows:

(i)
No later than 5:00 p.m. (New York City) on September 17, 2024, issue to Kips Bay 1,254,986 shares of Common Stock, and issue to Cyber One 1,254,986 shares of Common Stock (the “Forbearance Shares”) which the Company warrants and represents will equal in the aggregate three percent (3%) of the Company’s outstanding authorized Common Stock following their issuance;

(ii)
No later than 5:00 p.m. (New York City) on September 17, 2024, issue to Kips Bay 453,334 shares of Common Stock which the Company acknowledges Kips Bay was entitled to receive prior to the date hereof;

(iii)
No later than 6:00 p.m. (New York City) on September 17, 2024, pay to each of Kips Bay and Cyber One the separate amount of $350,000, in cash in immediately available funds;

(iv)
No later than 6:00 p.m. (New York City) on October 15, 2024, pay to each of Kips Bay and Cyber One the separate amount of $2,000,000, in cash in immediately available funds;

(v)
No later than 6:00 p.m. (New York City) on November 15, 2024, pay to each of Kips Bay and Cyber One the separate amount of $2,000,000, in cash in immediately available funds;

(vi)
No later than 6:00 p.m. (New York City) on

December 15, 2024, pay to each of Kips Bay and Cyber One the separate amount of $2,500,000, in cash in immediately available funds, which such amount shall be reduced to $2,000,000 if received by each of Kips Bay and Cyber One before 6:00 p.m. (New York City) on November 15, 2024 (which for the avoidance of doubt shall be in addition to the amounts payable in accordance with the foregoing clause (v));

(vii)
Prior to the payment of the amounts required to be made pursuant to the foregoing clause (iv), the Company shall not expend the $1,500,000 of the $2,000,000 represented to be held by the Company as of the date hereof;

(viii)
No later than 6:00 p.m. (New York City) on September 17, 2024, pay the amounts owing pursuant to Section 13; and

(ix)
On the date hereof, the Company shall deliver to each Holder a unanimous consent of the board of directors of the Company duly executed by each member thereof approving the Company’s entrance into and delivery of this Agreement and the performance of the transactions contemplated hereby in form acceptable to the Holders.

Amounts payable to each Kips Bay and Cyber One shall be delivered in accordance with the wire instructions attached hereto to as Exhibit A and Exhibit B, respectively.

(b)
No Waivers. The Parties recognize and acknowledge that by entering into this Agreement, neither Holder is waiving any rights or remedies it may have under the Notes, the Purchase Agreement or any of the Transaction Documents, or any defaults or Events of Default arising thereunder, including the defaults and Events of Default which exist and are ongoing as of the date hereof (collectively, the “Existing Rights”). Immediately, after the date hereof, upon any failure by the Company to comply with the conditions and covenants set forth on Section 1(A), each Holder's agreement to forbear from pursuing any Existing Rights in accordance with this Agreement shall be terminated and of no further force or effect, without any further notice or demand from a Holder, and each Holder shall have the absolute right to pursue and obtain all Existing Rights; provided, that, notwithstanding any such failure (i) each Holder shall be entitled to retain its Forbearance Shares and any other payments received hereunder which shall be deemed fully earned as of the date they are issued or received, as applicable, by each Holder (understanding that any such payments shall be credited towards amounts owing under the Notes and Transaction Documents), and (ii) the provisions of Sections 2, 3, 4, 5, 6, 7, 11 and 12 of this Agreement shall survive any such failure to comply.

(c)
Temporary Waivers. During the Term each Holder agrees to the following:

(i)
the Company shall not to be required to make amortization payments required pursuant to Section 1.2.1 of each Note;

(ii)
the Company shall not to be required to make interest payments required pursuant to Section 1.2.2 of each Note; and

(iii)
the Company shall not be required to provide certain registration rights under the Securities Act of 1933. except as otherwise previously required under the Transaction Documents.

(d)
Claims. Subject to Section 1(g), nothing in the foregoing shall release any claim to enforce this Agreement, the Purchase Agreement or the Transaction Documents.

(e)
Obligations. Subject to Section 1(g), nothing in the foregoing shall release any other obligations or amounts which may be owing to Holders in connection with the Purchase Agreement or the Transaction Documents.

(f)
Continuation of Rights and Remedies. Subject to Section 1(g), each Holder shall have all rights, powers and remedies set forth in this Agreement, the Purchase Agreement, and the Transaction Documents, and any other written agreement or instrument relating to any of the Company’s obligations, or any security therefor, or as otherwise provided at law or in equity.

(g)
Satisfaction and Release Upon Fulfillment of Covenants and Conditions; Upon the full and timely performance of the Company’s covenants and conditions set forth in Section 1(a), each Holder shall deem the amounts owing under its Note to have been paid and satisfied and the obligations of the Company under the Purchase Agreement and Transaction Documents to be terminated except (i) for those provisions therein which by their terms survive any such termination, and (ii) the Warrants which shall continue in effect until exercised or terminated in accordance with their respective terms. In furtherance of the foregoing, following the full and timely performance of the Company’s covenants and conditions set forth in Section 1(a), each Holder shall execute and deliver such documents as shall be reasonably necessary to terminate the liens and security interests granted to the Holders pursuant to the Transaction Documents.

2.
Company Release. In consideration of the promises contained herein, the Company, on behalf of itself and its direct or indirect predecessors, successors, parent companies, divisions, subsidiaries, agents, affiliates, subrogees, insurers, trustees, trusts, administrators, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Company or in which the Company has or had a controlling interest and the respective consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, owners of any of the foregoing (collectively, the “Company Releasors”), hereby immediately remise, release, acquit and forever discharge each Holder and any and all of its respective direct or indirect affiliates, parent companies, divisions, subsidiaries, agents, transferees, consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, stakeholders, owners, predecessors, successors, assigns, successors in interest of assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, legal representatives, personal representatives and any firm, trust, corporation or partnership investment vehicle, fund or other entity managed or controlled by such Holder or in which such Holder has or had a controlling interest, if any (collectively, the “Holder Releasees”), of and from any and all federal, state, local, foreign and any other jurisdiction’s statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, including, but not limited to, claims or other legal forms of action or from any other conduct, act, omission or failure to act, other than arising out of the gross negligence, willful and/or malicious misconduct of any Holder Releasee (as determined by a final, non-appealable judgment from a court of competent jurisdiction), that the Company ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the Holder Releasees, from the beginning of time up to and including the date hereof (the “Released Company Claims”). Nothing in the foregoing release shall release any claim to enforce this Agreement.

3.
Release of Unknown Claims.
(a)
The Company Releasors expressly waive the provisions, rights and benefits conferred by any law of any state or any territory of the United States or of any other nation, or principle of common law relating to claims which the Company Releasors did not know or suspect to exist in the Holder Releasees’ favor at the time of executing this Agreement, which, if known by the Company Releasors, would have materially affected the Company Releasors’ agreement with Holder; and
(b)
The Company Releasors may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true, but the Company Releasors fully, finally, and forever settle and release any and all claims, known or unknown, suspected or unsuspected, contingent or non-contingent, that now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future without regard to the subsequent discovery or existence of such different or additional facts other than arising out of the gross negligence, willful and/or malicious misconduct of any Holder Releasee (as determined by a final, non-appealable judgment from a court of competent jurisdiction),. The Company Releasors acknowledge that the inclusion of such “unknown claims” in this Agreement was separately bargained for and was a key element of the Agreement, and that each of them assumes the risk of any mistake of fact or law on its own behalf. If the Company Releasors should subsequently discover that its understanding of the facts or of the law was or is incorrect, the Company Releasors shall not be entitled to relief in connection therewith, including without limitation of the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be, and is, final and binding upon the Company Releasors according to the terms hereof regardless of any claims of mistake of fact or law.
(c)
In addition, each of the Company and Holders agree and acknowledge that it has had an opportunity to negotiate the terms and provisions of this Agreement, including the foregoing waiver and release agreements, with and through their own competent counsel, and that each of the Company and Holders has sufficient leverage and economic bargaining power, and has used such leverage and economic bargaining power, to fairly and fully negotiate this Agreement, including the waiver and release agreements herein, in a manner that is acceptable to such Part(ies). The foregoing waiver and release agreements shall survive the termination of the Purchase Agreement or any of the Transaction Documents, and repayment of its obligations.
4.
Existing Defaults. The Company acknowledges the existence of certain defaults and Events of Default under the Purchase Agreement and the Transaction Documents. The Company agrees that by entering into this Agreement, neither Holder is waiving any rights it may have arising under such existing defaults and Events of Default, the Purchase Agreement, or the Transaction Documents.
5.
No Action. Upon the execution hereof by the Company Releasors, the Company Releasors covenant and agree not to commence or prosecute any action or proceeding against any Holder based on the Released Company Claims.
6.
Ratification; Corrections. The Company hereby acknowledges, represents,

warrants, and confirms to each Holder that: (i) each of the Transaction Documents executed by the Company, respectively, are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; (ii) all other obligations of the Company under the Purchase Agreement, all other Transaction Documents, and this Agreement, shall be and continue to be and remain secured by and under the Transaction Documents until released in accordance with Section 1(h); and (iii) no oral representations, statements, or inducements have been made by a Holder, or any agent or representative of any Holder, with respect to the Purchase Agreement, this Agreement, or any other Transaction Documents. The Company further acknowledges (a) that the section references (i) in Sections 2.2(a) and 2.2(c) of each Note to Sections 2.1(g) and 2.1(h), should have been to Sections 2.1(h) and 2.1(i), respectively, (ii) in Sections 2.2(a) and 2.2(c) of each Note to Section 2.4 should have been to Section 3.2, (iii) in Section 2.2(c) of each Note to Sections 2.1(i) and 2.1(j), should have been to Sections 2.1(j) and 2.1(k), respectively, (iv) in Section 3.3 of each Note to Section 2.5 should have been to Section 3.3, (v) in Section 1.6 of each Note to Section 4.8 should have been to Section 5.6, (vi) in Section 2.1(c) of each Note to Section 2.8(a) should have been to Section 3.6, (vii) in Section 2.1(d) of each Note to Section 2.4 should have been to Section 3.2, and (viii) in Section 5.1 of each Note to Section should have been to Section 11.2 of the Purchase Agreement and (b) that the such section references in the Notes should be deemed as corrected pursuant to the foregoing clause (a).
7.
Amendment to Purchase Agreement, Notes and Any Other Transaction Document. As of the Effective Date, any provision in any of the Purchase Agreement, the Notes or any other Transaction Document relating to the venue or jurisdiction where any action, proceeding or claim arising out of, or relating in any way to the Purchase Agreement, the Notes and any other Transaction Document shall be brought and enforced, shall be amended to provide that any such venue or jurisdiction shall be in the New York Supreme Court, County of New York, in the United States District Court for the Southern District of New York, the State of Arizona or in such other venue or jurisdiction outside of the State of New York or the State of Arizona which Kips Bay may determine in its discretion.
8.
Parties’ Conduct. As of the Effective Date, the Parties hereby acknowledge and admit that: (i) each Party has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Purchase Agreement, the Notes, or any other Transaction Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to this Agreement, the Purchase Agreement, the Notes, or any other Transaction Documents, except as expressly set forth herein, or in the Purchase Agreement, the Note, and other Transaction Documents.
9.
Redefined Terms. The term “Transaction Documents,” as defined in the Purchase Agreement and as used in this Agreement, shall be deemed to refer to and include this Agreement, the Notes, and all other documents or instruments executed in connection with this Agreement.

10.
Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Holder: The execution and delivery by the Company of this Agreement, and all other documents executed and delivered in connection herewith, and the performance by the Company of all of its obligations hereunder and thereunder, have been duly and validly authorized and approved by the Company and their board of directors, managers, shareholders, members, or other Persons, as applicable, pursuant to all applicable laws, and no other corporate or company action or consent on the part of the Company, its board of directors, shareholders, members, or any other Person, is necessary or required by the Company to execute this Agreement, and the documents executed and delivered in connection herewith, to consummate the transactions contemplated herein, or perform all of the Company’s obligations hereunder. This Agreement, and each of the documents executed and delivered in connection herewith, have been duly and validly executed by the Company (and the Person executing this Agreement and all such other documents for the Company is duly authorized to act and execute same on behalf of the Company) and constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

11.
Relief from Automatic Stay.

(a)
In the event any of the Company shall: (i) file bankruptcy with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended; (ii) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended; (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator; or (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against any of the Company for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal or state act or law relating to bankruptcy, insolvency or relief for debtors, each Holder shall thereupon be entitled to the immediate entry of an order from the appropriate bankruptcy court granting to such Holder complete relief from the automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to such Holder as provided in this Agreement or the Transaction Documents, including, without limitation, the enforcement of the liens and security interests granted therein, and as otherwise provided by law.
(b)
The Company specifically agrees: (i) that upon filing a motion for relief from the automatic stay, each Holder shall be entitled to relief from the stay without the necessity of any evidentiary hearing and without the necessity or requirement of such Holder to establish or prove the value of the collateral, the lack of adequate protection of its interest in the collateral or the lack of equity in the collateral; (ii) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be "for cause" pursuant to §362(d)(I) of Title 11 of the U.S. Code, as amended; and (iii) that Company will not directly or indirectly oppose or otherwise defend against any Holder’s efforts to gain relief from the automatic stay. This provision is not intended to preclude the Company from filing for relief or protection under any chapter of the Bankruptcy Code.

12.
Preparation of Agreement. Each Party represents to the other that its counsel have negotiated and participated in the drafting of, and are legally authorized to negotiate and draft, this Agreement. Each Party to this Agreement acknowledges that this Agreement was drafted jointly by the Parties hereto and each Party has contributed substantially and materially to the preparation of this Agreement and more particularly each of Kips Bay and Cyber One acknowledges that they separately reviewed this Agreement and were each afforded the opportunity to negotiate the terms of this Agreement. The Agreement shall be construed as having been made and entered into as the result of arms-length negotiations, entered into freely and without coercion or duress, between parties of equal bargaining power.

13.
Expenses. The Company shall be responsible for payment of its own costs and expenses, including attorneys’ fees, associated with the negotiation and execution of this Agreement and any discussions leading thereto. The Company shall also be responsible for payment of Kips Bay’s legal fees and expenses in the amount of $5,000 and of Cyber One’s legal fees and expenses in the amount of $5,000.

14.
Amendments / Modifications. This Agreement shall not be modified, amended, supplemented, or otherwise changed except by a writing signed by all Parties. The Parties expressly intend and agree that there shall be no exceptions to this “oral modification” clause, including, but not limited to, any present or future claims of partial performance or equitable estoppel. No parol or oral evidence shall be admitted to alter, modify or explain the terms of this Agreement, which all Parties agree is clear and unambiguous.

15.
Entire Agreement. This Agreement represents the entire agreement of the Parties as to the matters set forth herein and shall supersede any and all previous contracts, arrangements or understandings among the Parties.

16.
Counterparts. This Agreement may be executed in counterparts. The execution of this Agreement and the transmission thereof by facsimile or e-mail shall be binding on the Party signing and transmitting same by facsimile or e-mail fully and to the same extent as if a counterpart of this Agreement bearing such Party’s original signature has been delivered.

17.
Authorized Representative. Each signatory on behalf of a Party to this Agreement represents and warrants that he or she is a duly authorized representative of that Party, with full power and authority to agree to this Agreement and all the terms herein on behalf of that Party, which Party shall be bound by such signature.

18.
Consultation with Counsel; Holder Unaffiliated. Each Party, including each Holder, represents that it has fully reviewed this Agreement with its respective attorneys and understands the legal effect of this Agreement, and each of the Parties represents that having understood the legal effects of this Agreement, each of them has freely and voluntarily consented to and authorized this Agreement. The Holders have represented, and the Company acknowledges, that Cyber One and Kips Bay are unaffiliated entities acting separately and in their own respective interests.

19.
Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the Party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., Eastern Time, on a business day. Any notice hand delivered after 5:00 p.m., Eastern Time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notices, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending Party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other Party. The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof. No notice to or demand on the Parties in any case shall entitle the Parties to any other or further notice or demand in similar or other circumstances:

If to Kips Bay:	Kips Bay Select LP
1225 Ave Ponce de Leon
PH 855
San Juan, PR 00907
Attn: Roman Rogol, CFO
E-Mail: rrogol@outlook.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830
Attn: Seth Brookman
Email: sbrookman@lucbro.com

If to Cyber One:	Cyber One, Ltd
23 Lime Tree Bay
PO Box 1569
George Town, Grand Cayman
Cayman Islands, KY1-1110
Attn: Nathan Smith
E-Mail: nathan@rockwater.capital

If to the Company:	Cyber App Solutions, Corp.
c/o Proton Green LLC
2000 Bering Drive
Suite 875
Houston, Texas 77057
Attention: Steven Looper
E-mail: sel@protongreen.com

20.
FORUM SELECTION. THE PARTIES IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK, THE STATE OF ARIZONA. EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS’ SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN OR IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

21.
Waiver of Jury Trial. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST HOLDERS WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO.

22.
WAIVER OF DEFENSES. THE COMPANY WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE COMPANY MAY HAVE AS OF THE DATE HEREOF TO ANY ACTION BY HOLDER IN ENFORCING THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. THE COMPANY WAIVES ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFIES AND CONFIRMS WHATEVER HOLDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AS OF THE DATE OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER GRANTING ANY ACCOMMODATION TO THE COMPANY IN CONNECTION HEREWITH.

23.
Governing Law. This Agreement shall be governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

[signature page follows]

IN WITNESS WHEREOF, the Parties execute this Agreement as of the date first written above.

CYBER APP SOLUTIONS CORP.

By:	/s/ Steven Looper
Name:	Steven Looper
Title:	CEO

KIPS BAY SELECT LP

By:	/s/ Roman Rogol
Name:	Roman Rogol
Title:

CYBER ONE, LTD

By:	/s/ Nathan Smith
Name:	Nathan Smith
Title:

[Signature Page to Forbearance Agreement]

EXHIBIT A

KIPS BAY WIRE INSTRUCTIONS

EXHIBIT B

CYBER ONE WIRE INSTRUCTIONS